                                                                     Exhibit 8.2
                           _________________________

                              IRELL & MANELLA LLP
                           _________________________

                            1800 AVENUE OF THE STARS
                                   SUITE 900
                       LOS ANGELES, CALIFORNIA 90067-4276


                                                                  (310) 277-1010

                                 July 17, 1996



Teledyne, Inc.
2049 Century Park East
Los Angeles, CA  90067-3101

Gentlemen:

        We have acted as counsel to Teledyne, Inc., a corporation organized under the laws of the State of Delaware ("TI"), in connection with the proposed merger (the "Merger") of TDY Merger, Inc., a corporation organized under the laws of the State of Delaware ("TI Merger Sub") and a wholly owned subsidiary of Allegheny Teledyne Incorporated, a corporation organized under the laws of Delaware ("ATI"), with and into TI. You have requested our opinion regarding the U.S. federal income tax consequences of the Merger.

        In rendering our opinion, we have reviewed the Agreement and Plan of Merger and Combination, as amended and restated, dated as of April 1, 1996, by and among ATI, Allegheny Ludlum Corporation, a Pennsylvania corporation ("ALC"), ALS Merger Corporation, a Pennsylvania corporation and wholly owned subsidiary of ATI, TI and TI Merger Sub, relating to the Merger (the "Combination Agreement"), the Joint Proxy Statement/Prospectus to stockholders of TI and ALC (the "Proxy Statement/Prospectus"), and such other materials as we have deemed necessary or appropriate as a basis for our opinion.

        In rendering this opinion, we have assumed that the Merger will be consummated in accordance with the Combination Agreement and that the Proxy Statement/Prospectus accurately reflects the material facts of the Merger and those

Teledyne, Inc.
July 17, 1996
Page 2


surrounding TI, TI Merger Sub and ATI. In addition, as to any facts material to this opinion which we did not independently establish or verify, we have relied upon the facts contained in the statements and representations of officers and other representatives of TI, TI Merger Sub, ATI and others, which facts may in certain instances derive from the best knowledge of such persons without duty of inquiry. Such representations of TI are attached hereto as Exhibit A and such representations of ATI and TI Merger Sub are attached hereto as Exhibit B.

        In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986 (the "Code"), Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant.

        Based upon the foregoing, it is our opinion that, under present law, for U.S. federal income tax purposes the Merger pursuant to which the shares of common stock of TI held by the stockholders of TI will be converted into shares of the common stock of ATI will be treated as a reorganization within the meaning of Section 368(a) of the Code. We further confirm, based on the foregoing, our opinion as set forth (subject to the qualifications and limitations as also set forth) under the heading "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus. Other than as expressly set forth above, we express no opinion as to the U.S. federal, state, local, foreign or other tax consequences of the Merger to any particular stockholder of TI.

        Any material changes in the facts from those set forth or assumed herein or in the Proxy Statement/Prospectus may affect the conclusions stated herein.

        We hereby consent to the filing of this opinion as an exhibit to the Form S-4 and to the reference to us under the caption "THE COMBINATION - Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus forming part of the Form S-4 and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Teledyne, Inc.
July 17, 1996
Page 3


                            Very truly yours,

                            /s/ Irell & Manella LLP

                                                                     Exhibit A

                                 TELEDYNE, INC.
                             2049 Century Park East
                           Los Angeles, CA 90067-3101

                                 July 17, 1996

Irell & Manella LLP
1800 Avenue of the Stars
Suite 900
Los Angeles, California 90067



Dear Sirs:

     In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger and Combination, as amended and restated, dated as of April 1, 1996 (the "Combination Agreement"), by and among Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), Allegheny Ludlum Corporation, a Pennsylvania corporation ("ALC"), ALS Merger Corporation, a Pennsylvania corporation and wholly owned subsidiary of ATI, Teledyne, Inc., a Delaware corporation ("TI") and TDY Merger, Inc., a Delaware corporation and wholly owned subsidiary of ATI ("TI Merger Sub"), relating to the proposed merger (the "Merger") of TI Merger Sub with and into TI, and recognizing that you will rely on this letter in rendering said opinion, the undersigned, a duly authorized officer of TI and acting as such, hereby certifies that to the best knowledge of the undersigned after reasonable inquiry, the facts relating to the Merger as described in the Combination Agreement and the Joint Proxy Statement/Prospectus, dated July 17, 1996, including attachments thereto, are true, correct and complete in all material respects and hereby certifies, to the best knowledge of the undersigned after reasonable inquiry, to the following as of the date hereof. References herein only to the "knowledge" of any person are to such person's (or management's in the case of an entity) actual knowledge without duty of inquiry. Insofar as such certification pertains to any person other than TI and any of its subsidiaries, the voting stock of which TI owns at least eighty percent (80%) (an "Affiliate"), such certification is only as to the knowledge of the undersigned without specific inquiry. We understand that you will reaffirm your opinion at the Closing and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of that time.

     Capitalized terms in this letter shall have the same meanings ascribed to them in the Combination Agreement unless otherwise specified herein.

     A.  Representations.  TI hereby certifies, warrants, and represents that
         ---------------
the following facts are now true and will continue to be true as of the Closing Date and as of the Effective Time:

     1. The Merger will be consummated in accordance with the material terms of the Combination Agreement and none of the material conditions therein have been waived or modified and TI has no plan or intention to waive or modify any such material conditions.

     2. The ratio for the exchange of shares of common stock of TI (the "TI Common Stock") for common stock of ATI (the "ATI Common Stock") in the Merger was negotiated through arm's length bargaining.

     3. There is no present plan or intention (a "Plan") on the part of the stockholders of TI who own five percent (5%) or more of the TI stock, and to the best of the knowledge of the management of TI, there is no Plan on the part of the remaining shareholders, to engage in a sale, exchange, transfer, reduction of risk of ownership or any other direct or indirect disposition (a "Sale") of
(i) shares of ATI Common Stock to be issued to them in the Merger, which shares have an aggregate fair market value, as of the period ending at the Effective Time, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of the outstanding shares of TI Common Stock held by shareholders immediately prior to the Merger ("Outstanding TI Common Stock") (including shares of TI Common Stock issued after the date hereof and prior to the Effective Time pursuant to exercise of options to acquire TI Common Stock issued to present or former employees or directors of TI in the ordinary course of business (the "TI Options")), or (ii) more than fifty percent (50%) of the shares of ATI Common Stock received by such stockholders in the Merger. For purposes of the foregoing, a Sale of ATI Common Stock shall be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of or related to the Merger (a "Related Transaction"). In addition, shares of TI Common Stock (or the portion thereof) (i) exchanged for cash in lieu of fractional shares of ATI Common Stock or (ii) with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been Outstanding TI Common Stock that was exchanged for ATI Common Stock in the Merger and then disposed of pursuant to a Plan.

     4. Immediately following the Merger and all Related Transactions, TI will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets, and at least 90 percent of the fair market value of TI Merger Sub's net assets and at least 70 percent of the fair market value of TI Merger Sub's gross assets held immediately prior to the Merger (or, if earlier, immediately prior to any Related Transaction). For purposes of this representation, amounts paid by TI or TI Merger Sub to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by TI will be included as assets of TI or TI Merger Sub, respectively, immediately prior to the Merger (or, if earlier, immediately prior to any Related Transaction).

     5. TI has made no transfer of any of its assets in contemplation of the Merger or during the pre-Merger period other than in the ordinary course of business.

     6. TI has no obligation, understanding, agreement, plan or intention to issue additional shares of its stock that would result in ATI losing control of TI within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code") (control within the meaning of Section 368(c) of the Code is hereinafter referred to as "Control").

     7. To the knowledge of TI, ATI has no plan or intention to reacquire any of its stock issued in the Merger.

     8. To the knowledge of TI, ATI has no plan or intention to liquidate TI; to merge TI with or into another corporation; to sell or otherwise dispose of the stock of TI; or to cause TI to sell or otherwise dispose of any of its assets or of any of the assets acquired from TI Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by TI.

     9. To the knowledge of TI, following the Merger and all Related Transactions, ATI will cause TI to continue its historic business or use a significant portion of its historic business assets in a business.

     10. ATI, TI Merger Sub, TI, and the shareholders of TI will each pay their respective expenses, if any, incurred in connection with the Merger and all Related Transactions.

     11. There is no intercorporate indebtedness existing between ATI and TI or between TI Merger Sub and TI that was issued, acquired, or will be settled at a discount.

     12. In the Merger, shares of TI stock representing Control of TI will be exchanged solely for voting stock of ATI. For purposes of this representation, shares of TI stock exchanged for cash or other property originating with ATI will be treated as outstanding TI stock on the date of the Merger. Moreover, for purposes of this representation, in the case of ATI shares issued in the Merger and reacquired in a Related Transaction, the TI shares to which such ATI shares are attributable will be treated as having been exchanged in the Merger for other than voting stock.

     13. At the Effective Time, TI will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in TI that, if exercised or converted, would affect ATI's acquisition or retention of Control of TI.

     14. ATI does not own, nor has it owned during the past five years, any shares of the stock of TI.

     15.  TI is not an "investment company" as defined in Section
368(a)(2)(F)(iii) and (iv) of the Code.

     16. On the date of the Merger, the fair market value of the assets of TI will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

     17. TI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     18. The liabilities of TI have been incurred by TI in the ordinary course of its business.

     19. The payment of cash in lieu of fractional shares of ATI stock is solely for the purpose of avoiding the expense and inconvenience to ATI of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to shareholders of TI instead of issuing fractional shares of ATI stock will not exceed one percent of the total consideration that will be issued in the transaction to the shareholders of TI in exchange for their shares of TI. The fractional share interests of each shareholder of TI will be aggregated, and no shareholder of TI will receive cash in an amount equal to or greater than the value of one full share of ATI stock.

     20. None of the compensation received by any shareholder-employee of TI will be separate consideration for, or allocable to, any of their shares of TI stock; none of the shares of ATI stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     B.  Reliance by You in Rendering Opinions; Limitations on Your Opinions.
         -------------------------------------------------------------------

     1. TI recognizes that (i) your opinions will be based on the representations set forth herein, and on the statements contained in the Combination Agreement and the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including without limitation that they may not be relied upon if any such representations are not accurate.

     2. TI recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                       Very truly yours,


                       TELEDYNE, INC.
                       a Delaware corporation


                        By: /s/ Douglas J. Grant
                            ------------------------

                        Title: Treasurer and Chief Financial Officer
                               -------------------------------------------------

                                                                       Exhibit B
                        ALLEGHENY TELEDYNE INCORPORATED
                               1000 Six PPG Place
                              Pittsburgh, PA 15222


                                 July 17, 1996


Irell & Manella LLP
1800 Avenue of the Stars
Suite 900
Los Angeles, California 90067


Dear Sirs:

     In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger and Combination, as amended and restated, dated as of April 1, 1996 (the "Combination Agreement"), by and among Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), Allegheny Ludlum Corporation, a Pennsylvania corporation ("ALC"), ALS Merger Corporation, a Pennsylvania corporation and wholly owned subsidiary of ATI, Teledyne, Inc., a Delaware corporation ("TI") and TDY Merger, Inc., a Delaware corporation and wholly owned subsidiary of ATI ("TI Merger Sub"), relating to the proposed merger (the "Merger") of TI Merger Sub with and into TI, and recognizing that you will rely on this letter in rendering said opinion, the undersigned, duly authorized officers of ATI and TI Merger Sub, respectively, and acting as such, hereby certify that to the best knowledge of the undersigned after reasonable inquiry, the facts relating to the Merger as described in the Combination Agreement and the Joint Proxy Statement/Prospectus, dated July 17, 1996, including attachments thereto, are true, correct and complete in all material respects and hereby certify, to the best knowledge of the undersigned after reasonable inquiry, to the following as of the date hereof. The undersigned also recognize that TI will rely on the representations contained in this letter to the extent such representations relate to ATI and TI Merger Sub. References herein only to the "knowledge" of any person are to such person's (or management's in the case of an entity) actual knowledge without duty of inquiry. Insofar as such certification pertains to any person other than ATI and any of its subsidiaries, the voting stock of which ATI owns at least eighty percent (80%) (an "Affiliate"), such certification is only as to the knowledge of the undersigned without specific inquiry. We understand that you will reaffirm your opinion at the Closing and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of that time.

     Capitalized terms in this letter shall have the same meanings ascribed to them in the Combination Agreement unless otherwise specified herein.

     A.  Representations.  ATI and TI Merger Sub each hereby certifies,
         ---------------
warrants, and represents, with respect to itself, as applicable, that the following facts are now true and will continue to be true as of the Closing Date and as of the Effective Time:

     1. The Merger will be consummated in accordance with the material terms of the Combination Agreement and none of the material conditions therein have been waived or modified and TI has no plan or intention to waive or modify any such material conditions.

     2. The ratio for the exchange of shares of common stock of TI (the "TI Common Stock") for common stock of ATI (the "ATI Common Stock") in the Merger was negotiated through arm's length bargaining.

     3. To the knowledge of ATI and TI Merger Sub, there is no present plan or intention (a "Plan") on the part of the stockholders of TI to engage in a sale, exchange, transfer, reduction of risk of ownership or any other direct or indirect disposition (a "Sale") of (i) shares of ATI Common Stock to be issued to them in the Merger, which shares have an aggregate fair market value, as of the period ending at the Effective Time, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of the outstanding shares of TI Common Stock held by shareholders immediately prior to the Merger ("Outstanding TI Common Stock") (including shares of TI Common Stock issued after the date hereof and prior to the Effective Time pursuant to exercise of options to acquire TI Common Stock issued to present or former employees or directors of TI in the ordinary course of business (the "TI Options")), or (ii) more than fifty percent (50%) of the shares of ATI Common Stock received by such stockholders in the Merger. For purposes of the foregoing, a Sale of ATI Common Stock shall be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of or related to the Merger (a "Related Transaction"). In addition, shares of TI Common Stock (or the portion thereof) (i) exchanged for cash in lieu of fractional shares of ATI Common Stock or (ii) with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been Outstanding TI Common Stock that was exchanged for ATI Common Stock in the Merger and then disposed of pursuant to a Plan.

     4. Prior to the Merger, ATI will be in control of TI Merger Sub within the meaning of Section 368(c) of the Internal

Revenue Code of 1986, as amended (the "Code") (control within the meaning of Section 368(c) of the Code is hereinafter referred to as "Control").

     5. ATI has no plan or intention to cause TI to issue additional shares of stock after the Merger, or take any other action, that would result in ATI losing Control of TI.

     6. ATI has no plan or intention to reacquire any of its stock issued in the Merger.

     7. ATI has no plan or intention to liquidate TI; to merge TI with or into another corporation; to sell or otherwise dispose of the stock of TI; or to cause TI to sell or otherwise dispose of any of its assets or of any of the assets acquired from TI Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by TI.

     8. The liabilities of TI Merger Sub, if any, assumed by TI and the liabilities, if any, to which the transferred assets of TI Merger Sub are subject were incurred by TI Merger Sub in the ordinary course of its business.

     9. Following the Merger and all Related Transactions, TI will continue its historic business or use a significant portion of its historic business assets in a business.

     10. ATI, TI Merger Sub, TI, and the shareholders of TI will each pay their respective expenses, if any, incurred in connection with the Merger and all Related Transactions.

     11. There is no intercorporate indebtedness existing between ATI and TI or between TI Merger Sub and TI that was issued, acquired, or will be settled at a discount.

     12. In the Merger, shares of TI stock representing Control of TI will be exchanged solely for voting stock of ATI. For purposes of this representation, in the case of ATI shares issued in the Merger and reacquired in a Related Transaction, the TI shares to which such ATI shares are attributable will be treated as having been exchanged in the Merger for other than voting stock.

     13. ATI does not own, nor has it owned during the past five years, any shares of the stock of TI.

     14.  Neither ATI nor TI Merger Sub is an "investment company" as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

     15. To the knowledge of ATI and TI Merger Sub, on the date of the Merger, the fair market value of the assets of TI will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.


     16. The payment of cash in lieu of fractional shares of ATI stock is solely for the purpose of avoiding the expense and inconvenience to ATI of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to shareholders of TI instead of issuing fractional shares of ATI stock will not exceed one percent of the total consideration that will be issued in the transaction to the shareholders of TI in exchange for their shares of TI. The fractional share interests of each shareholder of TI will be aggregated, and no shareholder of TI will receive cash in an amount equal to or greater than the value of one full share of ATI stock.

     17. None of the compensation received by any shareholder-employee of TI will be separate consideration for, or allocable to, any of their shares of TI stock; none of the shares of ATI stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     B.  Reliance by You in Rendering Opinions; Limitations on Your Opinions.
         -------------------------------------------------------------------

     1. ATI and TI Merger Sub each recognizes that (i) your opinions will be based on the representations set forth herein, and on the statements contained in the Combination Agreement and the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including without limitation that they may not be relied upon if any such representations are not accurate.

     2. ATI and TI Merger Sub each recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                       Very truly yours,


                       ALLEGHENY TELEDYNE INCORPORATED
                       a Delaware corporation


                       By: /s/ William P. Rutledge
                           ----------------------------

                       Title: President and Chief Executive Officer
                              -------------------------------------------------


                       TDY MERGER, INC.
                       a Delaware corporation


                       By: /s/ Douglas J. Grant
                           ----------------------------

                       Title: Treasurer
                              -------------------------